UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Flux Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	86-0931332
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2685 S. Melrose Drive Vista, California	92081
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-231766

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information set forth under the captions “Description of Capital Stock” contained in the prospectus included as part of the Registrant’s registration statement on Form S-1, as amended (File No. 333-231766) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which information is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act, as amended.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 6, 2020	FLUX POWER HOLDINGS, INC.

	By:	/s/ Ronald Dutt
Ronald Dutt
Chief Executive Officer

3